Exhibit 5.4
[LETTERHEAD OF VENABLE LLP]

December 20, 2023
American Assets Trust, Inc.
3420 Carmel Mountain Road, Suite 100
San Diego, CA 92121
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as Maryland counsel to American Assets Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 22,178,095 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), covered by the above referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares may be sold from time to time by the stockholders of the Company named in the Registration Statement under the caption “Selling Stockholders.” Of the Shares (i) 600,000 (the “Placement Shares”) were issued to certain Selling Stockholders in private placements dated September 12, 2014 and March 9, 2015 and (ii) 21,578,095 were either issued to certain Selling Stockholders in connection with the Company’s initial public offering (the “IPO Shares”) or are issuable upon the redemption of units (the “Units”) of American Assets Trust, L.P, a Maryland limited partnership (the “Partnership”), that were issued to certain Selling Stockholders in connection with the Company’s initial public offering (the “LP Shares”).
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.    The Registration Statement and the form of Prospectus included therein, in the form filed with the Commission under the Securities Act;
2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3.    The Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 19, 2011 (the “Partnership Agreement”), among the Company, as general partner, and the persons whose names are listed on Exhibit A thereto, as limited partners, certified as of the date hereof by an officer of the Company;
4.    The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

American Assets Trust, Inc.
December 20, 2023

5.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
6.    Resolutions adopted by the Board of Directors of the Company (the “Board”), relating to, among other matters, the issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;
7.    The agreements listed on Schedule I hereto;
8.    A certificate executed by an officer of the Company, dated as of the date hereof; and
9.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.    None of the Placement Shares or the IPO Shares were and none of the Shares will be issued or transferred in violation of any restriction or limitation contained in Article VI of the Charter.
6.    Upon the issuance of any LP Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

American Assets Trust, Inc.
December 20, 2023

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.    The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.    The Placement Shares and the IPO Shares are validly issued, fully paid and nonassessable.
3.    The issuance of the LP Shares have been duly authorized and, when and to the extent issued in exchange for the Units in accordance with the Partnership Agreement, the LP Shares will be validly issued, fully paid and nonassessable.
The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Venable LLP

SCHEDULE I
ACQUISITION AGREEMENTS
1.    Agreement and Plan of Merger, dated as of September 13, 2010 (the “OP Forward Merger Agreement”), by and among the Partnership and the entities listed on Schedule I thereto, as amended on December 16, 2010.
2.    Agreement and Plan of Merger, dated as of September 13, 2010 (the “REIT Forward Merger Agreement”), by and among the Company and the entities listed on Schedule I thereto, as amended on December 16, 2010.
3.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Pacific Stonecrest Holdings LLC and Pacific Stonecrest Holdings, L.P., as amended on December 16, 2010.
4.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Rancho Carmel Plaza LLC and Rancho Carmel Plaza, a California limited partnership, as amended on December 16, 2010.
5.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Pacific Oceanside Holdings LLC, and Pacific Oceanside Holdings, L.P., as amended on December 16, 2010.
6.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Kearny Mesa Business Center LLC and Kearny Mesa Business Center, a California limited partnership, as amended on December 16, 2010.
7.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Del Monte Center Holdings LLC and Del Monte Center Holdings, LP, as amended on December 16, 2010.
8.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Beach Walk Holdings LLC and Beach Walk Holdings, LP, as amended on December 16, 2010.
9.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, ICW Valencia LLC and ICW Valencia, L.P., as amended on December 16, 2010.
10.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, ICW Plaza Merger Sub LLC and ICW Plaza, L.P., as amended on December 16, 2010.
11.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Pacific Oceanside Holdings LLC, and Desert Oceanside Holdings LLC, as amended on December 16, 2010.
Schedule I

12.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Loma Palisades GP LLC and San Diego Loma Palisades, L.P., as amended on December 16, 2010.
13.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Pacific Waikiki Holdings Merger Sub LLC and Pacific Waikiki Holdings, L.P., as amended on December 16, 2010.
14.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, ABW Lewers Merger Sub LLC and ABW Lewers LLC, as amended on December 16, 2010.
15.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, King Street Holdings Merger Sub LLC and King Street Holdings, L.P., as amended on December 16, 2010.
16.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Partnership, Loma Palisades Merger Sub LLC and Loma Palisades, a California general partnership., as amended on December 16, 2010.
17.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Company, Pacific Del Mar Assets LLC and Pacific Del Mar Assets, Inc., as amended on December 16, 2010.
18.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Company, Pacific Carmel Mountain Assets LLC and Pacific Carmel Mountain Assets, Inc., as amended on December 16, 2010.
19.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Company, Pacific Solana Beach Assets LLC and Pacific Solana Beach Assets, Inc., as amended on December 16, 2010.
20.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Company, Pacific Waikiki Assets LLC and Pacific Waikiki Assets, Inc., as amended on December 16, 2010.
21.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Company, King Street Assets LLC and King Street Assets, Inc., as amended on December 16, 2010.
22.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Company, Pacific Sorrento Valley Assets II LLC and Pacific Sorrento Valley Assets II, Inc., as amended on December 16, 2010.
23.    Agreement and Plan of Merger, dated as of September 13, 2010, by and among the Company, Pacific Santa Fe Assets LLC and Pacific Santa Fe Assets, Inc., as amended on December 16, 2010.
Schedule I

24.    Contribution and Assignment Agreement, dated as of September 13, 2010, by and between the Company and the Partnership.
25.    OP Contribution Agreement, dated as of September 13, 2010, by and among the Company, the Partnership and the contributors as set forth on Schedule I thereto, as amended on December 16, 2010.
26.    OP Sub Contribution Agreement, dated as of September 13, 2010, by and among the Partnership, the Company, Vista Hacienda LLC and the contributors as set forth on Schedule I thereto, as amended on December 16, 2010.
27.    OP Sub Contribution Agreement, dated as of September 13, 2010, by and among the Partnership, the Company, Imperial Strand LLC and the contributors as set forth on Schedule I thereto, as amended on December 16, 2010.
Schedule I